Exhibit 10.2



                                 INGENEX, INC.
                  AMENDED AND RESTATED 1994 STOCK OPTION PLAN


     I.   PURPOSES OF THE PLAN

          This Plan is intended to promote the interests of Ingenex, Inc., a Delaware corporation, by providing a method whereby eligible individuals who provide valuable services to the Corporation (or any Parent or Subsidiary) may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and continue to render services to the Corporation (or any Parent or Subsidiary).

     II.  DEFINITIONS

          For the purposes of this Plan, the following definitions shall be in effect:

          A. BOARD shall mean the Corporation's Board of Directors.

          B. CODE shall mean the Internal Revenue Code of 1986, as amended.

          C. COMMITTEE shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is a "Non- Employee Director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

          D. COMMON STOCK shall mean the Corporation's common stock, par value $.001 per share.

          E. CORPORATE TRANSACTION shall mean either of the following stockholder approved transactions to which the Corporation is a party:

               (1) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those who held those securities immediately prior to such transaction, or

               (2) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

          F. CORPORATION shall mean Ingenex, Inc., a Delaware corporation.

          G. DISABILITY shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

          H. EMPLOYEE shall mean an individual who is in the employ of the Corporation or any Parent or Subsidiary, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          I. EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended.

          J. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

          K. FAIR MARKET VALUE per share of Common Stock on any relevant date under the Plan shall be the value determined in accordance with the following provisions:

               (1) If the Common Stock is at the time listed or admitted to trading on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (2) If the Common Stock is not at the time listed or admitted to trading on any Stock Exchange but is included on The Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers, Inc. through The Nasdaq Stock Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (3) If the Common Stock is at the time neither listed nor admitted to trading on any Stock Exchange nor included on The Nasdaq Stock Market, then such Fair Market Value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

          L. INCENTIVE OPTION shall mean a stock option which satisfies the requirements of Code Section 422.

          M. NON-STATUTORY OPTION shall mean a stock option not intended to meet the requirements of Code Section 422.

          N. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          O. PLAN shall mean the Corporation's Amended and Restated 1994 Stock Option Plan, as set forth in this document.

          P. SERVICE shall mean the provision of services to the Corporation or any Parent or Subsidiary by an individual in the capacity of an Employee or a consultant.

          Q. STOCK EXCHANGE shall mean the American Stock Exchange, the New York Stock Exchange or any other registered securities exchange.

          R. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          S. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary at the time of the grant of the option, assuming its immediate exercise.

     III. ADMINISTRATION OF THE PLAN

          A. The Plan shall be administered by the Committee. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any stock option granted hereunder shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Corporation, any Parent or Subsidiary, any holder or beneficiary of any stock option granted hereunder, any stockholder of the Corporation or of any Parent or Subsidiary thereof, and any employee of the Corporation or of any Parent or Subsidiary.

          B. The Committee shall have full power and authority (subject to the provisions of the Plan and applicable law) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding stock options granted hereunder as it may deem necessary or advisable.

          C. The Committee shall have full authority to determine which eligible individuals are to receive option grants under the Plan, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding.

          D. Notwithstanding anything contained herein to the contrary, the Board shall make any and all determinations and other decisions with respect to option grants under the Plan to the members of the Committee (including, without limitation, with respect to eligibility, number of shares to be covered, status, exercisability, vesting and term).

     IV.  ELIGIBILITY FOR OPTION GRANTS

          The persons eligible to receive option grants under the Plan are as follows:

               (1) Employees,

               (2) directors of the Corporation or any Parent or Subsidiary, and

               (3) consultants who provide services to the Corporation (or any Parent or Subsidiary).

     V.   STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock. The maximum number of shares which may be issued over the term of the Plan shall not exceed 847,500 shares, subject to adjustment from time to time in accordance with the provisions of this Article V and Article VIII of the Plan, each of which may be the subject of Incentive Options or Non-Statutory Options in the discretion of the Committee.

          B. Shares of Common Stock subject to outstanding options shall be available for subsequent option grants under the Plan to the extent (1) the options expire or terminate for any reason prior to being exercised in full or
(2) the options are cancelled in accordance with the cancellation and regrant provisions of Article IX of the Plan. All shares issued under the Plan, whether or not those shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants.

          C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (1) the maximum number and/or class of securities issuable under the Plan and (2) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Committee shall be final, binding and conclusive. Without limiting the foregoing, in no event shall any adjustments be made for the conversion of one or more outstanding shares of the Corporation's preferred stock into shares of Common Stock.

     VI.  TERMS AND CONDITIONS OF OPTIONS

          Options granted pursuant to the Plan shall be authorized by action of the Committee and may, at the Committee's discretion, be either Incentive Options or Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Committee, provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Article VII of the Plan.

          A. EXERCISE PRICE.

               (1) The exercise price per share shall be fixed by the Committee. In no event, however, shall the exercise price per share be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the grant date.

               (2) The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of
          Article X of the Plan and the agreement evidencing the grant, be payable in cash or check made payable to the Corporation. Should the Corporation's outstanding Common Stock be registered under Section 12(b) or (g) of the Exchange Act at the time the option is exercised, then the exercise price may also be paid as follows:

                    (i) in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                    (ii) through a special sale and remittance procedure
               pursuant to which the optionee shall concurrently provide irrevocable written instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such purchase and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. TERM AND EXERCISE OF OPTIONS. Each option granted under the Plan shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Committee and set forth in the agreement evidencing the grant. However, no option shall have a term in excess of ten (10) years measured from the grant date. The option shall be exercisable during the original optionee's lifetime only by the original optionee (unless, subject to Code Section 422, otherwise permitted with the consent of, or in accordance with rules and procedures established by, the Committee) and shall not be assignable or transferable other than (1) by will or by the laws of descent and distribution following the optionee's death or (2) subject to Code
Section 422, with the consent of, or in accordance with rules and procedures established by, the Committee.

          C. EFFECT OF TERMINATION OF SERVICE.

                    (1) Except to the extent otherwise provided pursuant to
               subsection C.2 below, the following provisions shall govern the exercise period applicable to any options held by an optionee at the time of the original optionee's cessation of Service or death:

                         (i) Should the original optionee cease to remain in
                    Service for any reason other than death or Disability, then the period during which each outstanding option granted to such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

                         (ii) Should such Service terminate by reason of
                    Disability, then the period during which each outstanding option granted to the original optionee is to remain exercisable shall be limited to the six (6)-month period following the date of such cessation of Service. However, should such Disability be deemed to constitute Permanent Disability, then the period during which each outstanding option granted to such optionee is to remain exercisable shall be extended by an additional six (6) months so that the exercise period shall be limited to the twelve
                    (12)-month period following the date of the original optionee's cessation of Service by reason of such Permanent Disability.

                         (iii) Should the original optionee die while one or
                    more options granted to such optionee remain outstanding, then the period during which each such option is to remain exercisable shall be limited to the twelve (12)-month period following the date of the original optionee's death. During such limited period, the option may be exercised by the personal representative of the original optionee's estate or by the person or persons to whom the option is transferred pursuant to the original optionee's will or in accordance with the laws of descent and distribution or, subject to Code Section 422, as otherwise permitted with the consent of, or in accordance with rules and procedures established by, the Committee.

                         (iv) Under no circumstances, however, shall any such
                    option be exercisable after the specified expiration date of the option term.

                         (v) During the applicable post-Service exercise period
                    as described in clauses (i)-(iii) above, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the original optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the original optionee's cessation of Service, terminate and cease to be outstanding with respect to any option shares for which the option is not at that time exercisable or in which the optionee is not otherwise at that time vested.

                    (2) The Committee shall have full power and authority to
               extend the period of time for which the option is to remain exercisable following the original optionee's cessation of Service or death from the limited period in effect under subsection C.1 of this Article VI to such greater period of time as the Committee shall deem appropriate; provided, that in no event shall such option be exercisable after the specified expiration date of the option term.

          D. STOCKHOLDER RIGHTS. An optionee shall have no stockholder rights with respect to the shares subject to the option until such individual shall have exercised the option and paid the exercise price.

          E. UNVESTED SHARES. The Committee shall have the discretion to authorize the issuance of unvested shares of Common Stock under the Plan. Should the original optionee cease Service and all or any of such shares remain unvested, the Corporation shall have the right to repurchase, at the exercise price paid per share, all or (at the discretion of the Corporation and with the consent of the holder) any of those unvested shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee and set forth in the agreement evidencing such repurchase right. In no event, however, may the Committee impose a vesting schedule upon any option granted under the Plan or any shares of Common Stock subject to the option which is more restrictive than twenty percent (20%) per year vesting, beginning one (1) year after the grant date. All outstanding repurchase rights under the

Plan shall terminate automatically upon the occurrence of any Corporate Transaction, except to the extent the repurchase rights are expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction.


          F. FIRST REFUSAL RIGHTS. Until such time as the Corporation's outstanding shares of Common Stock are first registered under Section 12(b) or
(g) of the Exchange Act, the Corporation shall have the right of first refusal with respect to any proposed sale or other disposition by the optionee (or any successor in interest by reason of purchase, gift or other transfer) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Committee to the extent set forth in the agreement evidencing such right.

          G. LIMITS ON TRANSFER. Except as otherwise permitted with the consent of, or in accordance with the rules and procedures established by, the Committee and subject to Code Section 422, no option granted hereunder, and no right under any such option, shall be assignable, alienable, saleable or transferable by a participant otherwise than by will or by the laws of descent and distribution. Each option, and each right under any such option, shall be exercisable during the participant's lifetime only by the participant or, if permissible under applicable law with respect to any option that is not an Incentive Option, by the participant's guardian or legal representative or, as provided herein, by any permitted assignee of the participant. Except as specifically provided herein, no option, and no right under such option, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Corporation or any Parent or Subsidiary.

     VII. INCENTIVE OPTIONS

          The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Except as modified by the provisions of this Article VII, all the provisions of the Plan shall be applicable to Incentive Options. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as Non- Statutory shall not be subject to such terms and conditions.

          A. EXERCISE PRICE. The exercise price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date of grant. If the individual to whom the option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date.

          B. DOLLAR LIMITATION. The aggregate Fair Market Value of the Common Stock (determined as of the respective date or dates of grant) for which one
(1) or more options granted to any Employee under this Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted. Should the applicable One Hundred Thousand Dollar ($100,000) limitation in fact be exceeded in any calendar year, then the option shall nevertheless become exercisable for the excess number of shares in such calendar year as a Non-Statutory Option.

          C. TERM IN CASE OF 10% STOCKHOLDER. If any individual to whom an Incentive Option is granted is a 10% Stockholder, then the option term shall not exceed five (5) years measured from the grant date.

     VIII. CORPORATE TRANSACTION

          A. Upon the occurrence of a Corporate Transaction, each option at the time outstanding under the Plan shall terminate and cease to be exercisable, except to the extent assumed by the successor corporation or parent thereof.

          B. Each outstanding option which is assumed in connection with a Corporate Transaction or is otherwise to remain outstanding shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable to the optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (1) the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (2) the exercise price payable per share, provided the aggregate exercise price payable for such securities shall remain the same.

          C. The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IX.  CANCELLATION AND REGRANT OF OPTIONS

          The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but with an exercise price per share not less than (1) one hundred percent (100%) of the Fair Market Value per share of Common Stock on the new grant date in the case of a grant of an Incentive Option, (2) one hundred ten percent

(110%) of such Fair Market Value in the case of an Incentive Option grant to a 10% Stockholder or (3) eighty-five percent (85%) of such Fair Market Value in the case of all other grants.


     X.   LOANS

          A. The Committee may assist any optionee in the exercise of one or more options granted under the Plan by:

               (1) authorizing the extension of a loan from the Corporation to the optionee or

               (2) permitting the optionee to pay the exercise price in installments over a period of years.

          B. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Committee in its sole discretion. Loans or installment payments may be authorized with or without security or collateral. The maximum credit available to each optionee may not exceed the sum of (1) the aggregate exercise price payable for the purchased shares (less the par value of such shares) plus (2) any Federal, state and local income and employment tax liability incurred in connection with such exercise.

          C. The Committee may, in its absolute discretion, determine that one or more loans extended under this Article X shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Committee may in its discretion deem appropriate.

     XI.  NO EMPLOYMENT OR SERVICE RIGHTS

          Nothing in the Plan shall confer upon the original optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary) or of the original optionee, which rights are hereby expressly reserved by each, to terminate the original optionee's Service at any time for any reason, with or without cause.

     XII. AMENDMENT OF THE PLAN

          The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the option holders, adversely affect their rights and obligations under their outstanding options. In addition, to the extent required under applicable law or by any securities exchange on which the securities of the Corporation are traded, the Board shall not, without the approval of the Corporation's stockholders, (1) increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Article V, (2) materially modify the eligibility requirements for option grants, (3) materially modify the Plan, within the meaning of Code Section 162(m) and the Treasury Regulations thereunder, or (4) otherwise materially increase the benefits accruing to option holders.

     XIII. EFFECTIVE DATE AND TERM OF PLAN

          A. The Plan shall become effective when adopted by the Board, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and no further options shall be granted. Subject to such limitation, the Committee may grant options under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

          B. The Plan shall terminate upon the earliest of (1) December 31, 2003, (2) the date on which all shares available for issuance under the Plan shall have been issued or (3) the termination of all outstanding options under
Article VIII of the Plan. Upon such Plan termination, each option and unvested share issuance outstanding under the Plan shall continue to have full force and effect in accordance with the provisions of the agreements evidencing that option or share issuance.

     XIV. USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

     XV.  WITHHOLDING

          The Corporation's obligation to deliver shares upon the exercise of any options granted under the Plan shall be subject to the satisfaction by the optionee of all applicable Federal, state and local income and employment tax withholding requirements.

     XVI. REGULATORY APPROVALS

          The implementation of the Plan, the granting of any option hereunder and the issuance of Common Stock upon the exercise of any option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the Common Stock issued pursuant to it.

     XVII. FINANCIAL REPORTS

          The Corporation shall deliver at least annually to each individual holding an outstanding option under the Plan the same financial information furnished to holders of the

Common Stock, unless the optionee is a key employee whose duties in connection with the Corporation assure such individual access to equivalent information.


     XVIII. DEDUCTIBILITY OF COMPENSATION UNDER THE PLAN

          If, after the adoption of the Plan or any modification thereto, the Corporation becomes a "publicly-held corporation," within the meaning of Code
Section 162(m), then prior to the termination of the "reliance period" set forth in Treasury Regulation Section 1.162-27(f)(2), the Committee shall determine whether and what actions to take to ensure that options granted under the Plan after the expiration of the "reliance period" constitute "performance-based compensation" within the meaning of Code Section 162(m).